UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 3, 2007
SOURCEFIRE, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-33350 (Commission File No.)	52-2289365 (IRS Employer Identification No.)

9770 Patuxent Woods Drive
Columbia, Maryland 21046
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: 410-290-1616
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On October 3, 2007, the stockholders of Sourcefire, Inc. (the “Company”), upon the recommendation of the Board of Directors of the Company (the “Board”), approved the 2007 Employee Stock Purchase Plan (the “2007 ESPP”). The Board approved the 2007 ESPP to provide a means by which the Company’s employees (and employees of any parent or subsidiary of the Company as may be designated by the Board) will be given an opportunity to purchase shares of the Company’s common stock through payroll deductions, to secure and retain the services of current and new employees and to provide incentives for such persons to exert maximum efforts for the success of the Company. The 2007 ESPP will be administered by the Board or an authorized committee of the Board. The Board has delegated administration of the 2007 ESPP to the Compensation Committee of the Board. Subject to the terms of the 2007 ESPP, the Compensation Committee will determine when and how rights to purchase common stock shall be granted to employees and will also determine the particular provisions of each individual offering.
     An aggregate of one million (1,000,000) shares of the Company’s common stock have been reserved for issuance under the 2007 ESPP. If rights granted under the 2007 ESPP expire, lapse or otherwise terminate without being exercised, the shares of common stock not purchased under such rights will again become available for issuance under the 2007 ESPP.
     All of the Company’s employees in the United States are eligible to participate in the 2007 ESPP, but employees outside of the United States will not be eligible to participate in the plan. However, no employee is eligible to participate in the 2007 ESPP if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, 5% or more of the total combined voting power or value of all classes of stock of the Company (including any stock which such employee may purchase under all outstanding rights and options). In addition, no employee may purchase more than $25,000 worth of the Company’s common stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company in any calendar year. In addition to the preceding limitation, under the current offering no employee may purchase more than 500 shares of the Company’s common stock during the offering.
     The 2007 ESPP is implemented by offerings of rights to all eligible employees from time to time by the Board. Generally, all regular employees of the Company, including executive officers, who are employed at least 20 hours per week and five months per calendar year may participate in the 2007 ESPP and may authorize payroll deductions of up to 10% of their earnings for the purchase of the Company’s common stock under the 2007 ESPP.
     The maximum length for an offering under the 2007 ESPP is 27 months, and currently, each offering lasts for six months and each “purchase period” is six months long. Unless otherwise determined by the Board, common stock is purchased for accounts of employees participating in the 2007 ESPP at a price per share equal to the lower of (i) 85% of the fair market value of a share of the Company’s common stock on the first day the offering or (ii) 85% of the fair market value of a share of the Company’s common stock on the last trading day of the purchase period.
     The foregoing description of the 2007 ESPP is qualified in its entirety by reference to the full text of the 2007 ESPP and the form of Subscription Agreement thereunder, which are filed as Exhibit 10.1 hereto and are incorporated herein by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On October 3, 2007, Harry R. Weller resigned as a director of the Company effective upon the completion of the Company’s annual meeting of stockholders.
Item 8.01. Other Events.
Annual Meeting of Stockholders
     At the 2007 Annual Meeting of Stockholders held on October 3, 2007, the Company’s stockholders approved each of the three matters, as proposed in the proxy materials filed with the Securities and Exchange Commission on September 7, 2007, as follows:
     Election of Directors
     E. Wayne Jackson, III and Asheem Chandna were elected as directors of the Company to serve until the 2010 Annual Meeting of Stockholders as follows:

	For	Withheld
E. Wayne Jackson, III	20,647,785	157,401
Asheem Chandna	20,773,097	32,089
     2007 Employee Stock Purchase Plan
     As described in Item 1.01 of this report, the 2007 ESPP was approved as follows:

For	Against	Abstain	Not Voted
19,814,504	166,988	90	823,604
     Ratification of Selection of Independent Auditors
     The ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007 was approved as follows:

For	Against	Abstain
20,652,087	145,864	7,235
Press Release
     On October 3, 2007, the Company issued a press release announcing the results of the 2007 Annual Meeting of Stockholders. A copy of this press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Exhibit Description
10.1	2007 Employee Stock Purchase Plan.

99.1	Press Release, dated October 3, 2007, “Sourcefire Stockholders Approve All Proposals at 2007 Annual Stockholder Meeting.”

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2007	Sourcefire, Inc.

	By:	/s/ Douglas W. McNitt

Douglas W. McNitt
General Counsel and Secretary

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EXHIBIT INDEX

Exhibit
Number	Exhibit Description
10.1	2007 Employee Stock Purchase Plan.
99.1	Press Release, dated October 3, 2007, “Sourcefire Stockholders Approve All Proposals at 2007 Annual Stockholder Meeting.”

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